UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 18, 2013

PETROSONIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 714 – 1st Street SE, Calgary, AB, Canada, T2G 2G8

(Address of Principal Executive Offices)

(403) 708-7869

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On March 18, 2013, the Board of Directors of Petrosonic Energy, Inc. (the "Company") elected Mr. Richard Rutkowski as a director. There was not any arrangement or understanding between Mr. Rutkowski and any other persons pursuant to which he was elected as a director. Except as discussed below, there is no transaction between the Company and Mr. Rutkowski that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In consideration for his services to the Board of Directors, the Company has agreed to issue to Mr. Rutkowski an option to purchase 250,000 shares of common stock at a price of $0.83 per share. The remaining terms of the option, including the term and the vesting requirements, are still being negotiated. The Company will file an amendment to this Current Report on Form 8-K to disclose the terms once the negotiations are concluded.

Section 8 - Other Events

Item 8.01	Other Events.

On March 18, 2013 the Company issued a press release disclosing the appointment of Mr. Rutkowski as a director. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

(d) Exhibits

99.1 Press release issued March 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

March 22, 2013

/s/ Art Agolli
Art Agolli
President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued March 18, 2013.